Exhibit 99.1

NETSCOUT Reports Preliminary Financial Results for

Second Fiscal Quarter and Updates Outlook for Full Fiscal Year 2024

Company to Release Final Fiscal Q2 Financial Results and Conduct Conference Call on November 2nd

WESTFORD, Mass., October 16, 2023 – NETSCOUT SYSTEMS, INC. (NASDAQ: NTCT), a leading provider of enterprise performance management, carrier service assurance, cybersecurity, and DDoS protection, today announced preliminary unaudited financial results for its second fiscal quarter ended September 30, 2023 and updated its outlook for the full fiscal year 2024. The estimates announced today are subject to change based on the completion of the Company’s quarter-end review process.

Preliminary Second Quarter Fiscal Year 2024 Results:

•	Revenue (GAAP and non-GAAP) is expected to be in the range of $195 million to $197 million.

•	GAAP net income per share (diluted) is expected to be in the range of $0.28 to $0.30 and non- GAAP net income per share (diluted) is expected to be in the range of $0.60 to $0.62.

Updated Full Fiscal Year 2024 Outlook:

•	Revenue (GAAP and non-GAAP) is anticipated to be in the range of $840 million to $860 million versus the prior outlook range of $915 million to $945 million.

•

GAAP net income per share (diluted) is anticipated to be in the range of $0.69 to $0.89 and non- GAAP net income per share (diluted) is anticipated to be in the range of $2.00 to $2.20, which reflects approximately 1.1 million shares repurchased during the second fiscal quarter. This compares with the prior outlook of GAAP net income per share (diluted) of $0.86 to $0.98 and non-GAAP net income per share (diluted) of $2.20 to $2.32.

A GAAP and non-GAAP reconciliation of the preliminary second fiscal quarter results and full fiscal year 2024 outlook is included in the below financial tables.

Remarks by Anil Singhal, NETSCOUT’s President and Chief Executive Officer:

“Today, we are announcing preliminary second fiscal quarter results and updating our full fiscal year 2024 outlook to reflect a recent slowing in order conversion. We believe this is related to industry and economic headwinds facing our customers that began to affect our revenue in the last month of the second fiscal quarter and is expected to impact the second half of fiscal year 2024. In consideration of these recent impacts to revenue, we have begun to take several actions to manage discretionary costs and align spending with the current environment. These actions should allow us to reduce the negative impact to our full fiscal year non-GAAP earnings per share outlook without compromising our longer-term objectives.

“Entering fiscal Q2, we were optimistic that our recently released solutions and our solid pipeline of opportunities would support growth through the balance of the year. However, we recently began to experience a slowing in demand flow-through as customers implemented higher spending scrutiny and delayed project funding. We attribute this primarily to two factors: (1) the widely publicized capital spending pressures facing the service provider industry, which NETSCOUT had been relatively insulated from until recently; and (2) the challenging macroeconomic environment facing our customers that has created sub-pockets of softness across multiple enterprise sectors. We will provide additional insight during our second fiscal quarter financial results call in early November.

“Longer term, we remain confident in our ability to deliver sustainable value to our stakeholders and believe we remain well-positioned with legacy and next-generation solutions across the portfolio that will continue to play a critical role in enabling customers to tackle the performance, availability, and security challenges of the increasingly complex connected digital world.”

Conference Call Date and Instructions:

NETSCOUT plans to announce its second-quarter fiscal year 2024 financial results for the period ended September 30, 2023, on Thursday, November 2, 2023, at approximately 7:30 a.m. ET. NETSCOUT will host a corresponding conference call and live webcast on the same day at 8:30 a.m. ET. This call will be webcast live through NETSCOUT’s website at https://ir.netscout.com/investors/overview/default.aspx. Alternatively, investors can listen to the call by dialing (203) 518-9814. The conference call ID is NTCTQ224. A replay of the call will be available after 12:00 p.m. ET on November 2nd for approximately one week. The number for the replay is (800) 839-2459 for U.S./Canada callers and (402) 220-7218 for international callers.

Use of Non-GAAP Financial Information:

To supplement the financial measures presented in NETSCOUT’s press release in accordance with accounting principles generally accepted in the United States (GAAP), NETSCOUT also reports the following non-GAAP measures: non-GAAP gross profit, non-GAAP income from operations, non-GAAP net income, non-GAAP diluted net income per share and non-GAAP earnings before interest and other expense, income taxes, depreciation, and amortization (EBITDA) from operations. Non-GAAP gross profit removes expenses related to the amortization of acquired intangible assets, share based compensation, and acquisition-related depreciation. Non-GAAP income from operations includes the aforementioned adjustments and also removes gain on the divestiture of a business, restructuring charges and legal expenses related to civil judgements. Non-GAAP net income includes the foregoing adjustments related to non-

GAAP income from operations, and also removes the change in fair value of derivative instruments, net of related income tax effects. Non-GAAP diluted net income per share includes the foregoing adjustments related to non-GAAP net income. Non-GAAP EBITDA from operations includes the aforementioned items related to non-GAAP income from operations and also removes non-acquisition related depreciation expense. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures included in the attached tables within this press release.

These non-GAAP measures are not in accordance with GAAP, should not be considered an alternative for measures prepared in accordance with GAAP (gross profit, operating margin, net income, and diluted net income per share), and may have limitations because they do not reflect all of NETSCOUT’s results of operations as determined in accordance with GAAP. These non-GAAP measures should only be used to evaluate NETSCOUT’s results of operations in conjunction with the corresponding GAAP measures. The presentation of non-GAAP information is not meant to be considered superior to, in isolation from, or as a substitute for results prepared in accordance with GAAP. NETSCOUT believes these non- GAAP financial measures will enhance the reader’s overall understanding of NETSCOUT’s current financial performance and NETSCOUT’s prospects for the future by providing a higher degree of transparency for certain financial measures and providing a level of disclosure that helps investors understand how the Company plans and measures its own business. NETSCOUT believes that providing these non-GAAP measures affords investors a view of NETSCOUT’s operating results that may be more easily compared to peer companies and also enables investors to consider NETSCOUT’s operating results on both a GAAP and non-GAAP basis during and following the integration period of NETSCOUT’s acquisitions. Presenting the GAAP measures on their own, without the supplemental non-GAAP disclosures, might not be indicative of NETSCOUT’s core operating results. Furthermore, NETSCOUT believes that the presentation of non-GAAP measures when shown in conjunction with the corresponding GAAP measures provides useful information to management and investors regarding present and future business trends relating to its financial condition and results of operations.

NETSCOUT management regularly uses supplemental non-GAAP financial measures internally to understand, manage and evaluate its business and to make operating decisions. These non-GAAP measures are among the primary factors that management uses in planning and forecasting.

About NETSCOUT SYSTEMS, INC.

NETSCOUT SYSTEMS, INC. (NASDAQ: NTCT) protects the connected world from cyberattacks and performance and availability disruptions through the company’s unique visibility platform and solutions powered by its pioneering deep packet inspection at scale technology. NETSCOUT serves the world’s largest enterprises, service providers, and public sector organizations. Learn more at www.netscout.com or follow @NETSCOUT on LinkedIn, Twitter, or Facebook.

Safe Harbor

Certain information provided in this press release includes forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Examples of forward-looking statements include statements regarding our future financial performance or position, results of operations, business strategy, plans and objectives of management for future operations, and other statements that are not historical fact. You can identify forward-looking statements by their use of forward-looking words such as “may,” “will,” “anticipate,” “expect,” “believe,” “estimate,” “intend,” “plan,” “should,” “seek,” or other comparable terms. Investors are cautioned that such forward-looking statements in this press release including, without limitation, statements regarding NETSCOUT’s preliminary unaudited financial results for its second fiscal quarter ended September 30, 2023, its financial outlook for the full fiscal year 2024, that it believes that a slowing in order conversion is related to industry and economic headwinds facing its customers and that it is expected to continue to affect its revenue in the second half the fiscal year, that it will take a number of actions to manage discretionary cost and align spending with the current environment, which should allow it to reduce the negative impact on its full fiscal year non-GAAP earnings per share outlook without compromising its longer-term objectives, that the slowing in demand flow-through is attributable to customers implementing higher spending scrutiny and delayed project funding associated with primarily to two factors: (1) the widely publicized capital spending pressures facing the service provider industry, which it believes it had been relatively insulated from until recently; and (2) the challenging macroeconomic environment facing its customers created sub-pockets of softness across several enterprise sectors, that it is confident in its ability to deliver sustainable value to its stakeholders and believe it remains well-positioned with legacy and next-generation solutions that will continue to play a critical role in enabling customers to tackle the performance, availability, and security challenges of the increasingly complex connected digital world, and statements relating to the potential benefit of a market for the Company’s products and regarding product releases, updates, and functionality all constitute forward looking statements that involve risks and uncertainties. Actual results could differ materially from the forward-looking statements due to known and unknown risks, uncertainties, assumptions, and other factors. Such factors include, but are not limited to, macroeconomic factors and slowdowns or downturns in economic conditions generally and in the market for advanced network, service assurance and cybersecurity solutions specifically; the volatile foreign exchange environment; liquidity concerns at, and failures of, banks and other financial institutions; the Company’s relationships with strategic partners and resellers; dependence upon broad-based acceptance of the Company’s network performance management solutions; the presence of competitors with greater financial resources than the Company has, and their strategic response to the Company’s products; the Company’s ability to retain key executives and employees; the Company’s ability to realize the anticipated savings from recent restructuring actions and other expense management programs; lower than expected demand for the Company’s products and services; the impacts of epidemics or pandemics such as COVID-19; and the timing and magnitude of stock buyback activity based on market conditions, corporate considerations, debt agreements, and regulatory requirements. The risks included above are not exhaustive. We caution readers not to place undue reliance on any forward-looking statements included in this press release which speak only as to the date of this press release. We undertake no responsibility to update or revise any forward- looking statements, except as required by law. For a more detailed description of the risk factors associated with the Company, please refer to the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2023, filed with the Securities and Exchange Commission. NETSCOUT assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

©2023 NETSCOUT SYSTEMS, INC. All rights reserved. NETSCOUT and the NETSCOUT logo are registered trademarks or trademarks of NETSCOUT SYSTEMS, INC. and/or its subsidiaries and/or affiliates in the USA and/or other countries.

Contacts:

Investors	Media
Anthony Piazza	Maribel Lopez
Senior Vice President, Corporate Finance	Manager, Marketing & Corporate Communications
978-614-4286	781-362-4330
IR@netscout.com	Maribel.Lopez@netscout.com

NETSCOUT SYSTEMS, INC

Q2 FY’24 Reconciliation of Preliminary GAAP Financial Results to Preliminary Non-GAAP Financial Results

(Unaudited)

(In millions, except net income per share - diluted)

	Q2 FY’23	Q2 FY’24
GAAP & Non-GAAP revenue	$228.1	~$195 million to ~$197 million

	Q2 FY’23	Q2 FY’24
GAAP net income	$17.4	~$20.5 million to ~$22.0 million

Amortization of intangible assets	$16.1	~$14.2 million
Share-based compensation expenses	$16.5	~$18.4 million
Business development & integration expenses*	$0.1	~Less than $1 million
Gain on divestiture of a business	$—	~($3.8 million)
Restructuring charges	$(0.1)	—

Total adjustments	$32.6	~$28.9 million
Related impact of adjustments on income tax	$(8.7)	~(5.8 million)

Non-GAAP net income	$41.3	~$43.5 million to ~$45.0 million

GAAP net income per share (diluted)	$0.24	~$0.28 to ~$0.30
Non-GAAP net income per share (diluted)	$0.57	~$0.60 to ~$0.62

Average weighted shares outstanding (diluted GAAP)	73.0	~73 million
Average weighted shares outstanding (diluted Non-GAAP)	73.0	~73 million

*	Business development & integration expenses include acquisition-related depreciation expense
**	Figures in table may not total due to rounding

NETSCOUT SYSTEMS, INC

Reconciliation of GAAP Financial Outlook to Non-GAAP Financial Outlook

(Unaudited)

(In millions, except net income per share - diluted)

	FY’23	FY’24
GAAP & Non-GAAP revenue	$914.5	~$840 million to ~$860 million

	FY’23	FY’24
GAAP net income	$59.6	~$51 million to ~$66 million

Amortization of intangible assets	$64.7	~$57 million
Share-based compensation expenses	$62.0	~$69 million
Business development & integration expenses*	$0.2	~Less than $1 million
Gain on divestiture of a business	$—	~($3.8 million)
Change in fair value of derivative instrument	$1.4	—
Legal expenses related to civil judgments	$0.5	—
Restructuring charges	$1.8	—

Total adjustments	$130.6	~$122 million
Related impact of adjustments on income tax	$(30.7)	(~$26 million)

Non-GAAP net income	$159.6	~$147 million to ~$162 million

GAAP net income per share (diluted)	$0.82	~$0.69 to ~$0.89
Non-GAAP net income per share (diluted)	$2.18	~$2.00 to ~$2.20

Average weighted shares outstanding (diluted GAAP)	73.0	~73 million to ~74 million
Average weighted shares outstanding (diluted Non-GAAP)	73.0	~73 million to ~74 million

*	Business development & integration expenses include acquisition-related depreciation expense
**	Figures in table may not total due to rounding

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